Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-204593, and Form S-8 No. 333-170650, No. 333-139446, No. 333-81138, No. 333-73172, No. 333-12879, and No. 333-08009) of our report dated March 30, 2022, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of American Shared Hospital Services for the year ended December 31, 2021.

/s/ Moss Adams LLP

San Francisco, California

March 30, 2022